NORTH CAROLINA                                   IN THE GENERAL COURT OF JUSTICE
                                                      SUPERIOR COURT DIVISION
MECKLENBURG COUNTY                                         00 CVS 11080

JOHN MORITZ and wife, THERESA            )
MORITZ and BAUCOM, CLAYTOR,              )
BENTON, MORGAN & WOOD, P.A.,             )
                                         )
           Plaintiffs,                   )
                                         )
                                         )
     v.                                  )
                                         )
                                         )
NATIONAL SETTLEMENT SERVICES             )
CORPORATION, STATE BANK OF               )         AMENDED COMPLAINT
LONG ISLAND, STATE BANCORP.,             )
INC., CITIMORTGAGE, INC., HSA            )
RESIDENTIAL MORTGAGE                     )
SERVICES OF TEXAS, INC.,                 )
GREENWICH CAPITAL FINANCIAL              )
PRODUCTS, INC., and MARKET               )
STREET MORTGAGE                          )
CORPORATION,                             )
                                         )
       Defendants.                       )
                                         )
                                         )
                                         )

         NOW COME Plaintiffs, complaining of Defendants, and allege and say:

                                     PARTIES
                                     -------

         1. Plaintiffs John Moritz and wife, Theresa Moritz (the "Moritzes") are citizens and residents of Mecklenburg County, North Carolina.

         2. Plaintiff Baucom, Claytor, Benton, Morgan & Wood, P.A. (the "Law Firm") is a professional corporation organized under the laws of the State of North Carolina and has a principal office at 1351 East Morehead Street, Suite 201, Charlotte, Mecklenburg County, North Carolina. As such, the Law Firm has the capacity to sue in its own name in North Carolina.

         3. Upon information and belief, Defendant National Settlement Services Corporation ("National") is a corporation organized and existing under the laws of the State of Delaware. Upon information and belief, there is also a corporation called
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National Settlement Services, Inc. organized and existing under the laws of the
State of New York which may be the same entity.

         4. Upon information and belief, Defendant State Bank of Long Island is a corporation organized under the laws of New York and has offices and a principal place of business in New York. Upon information and belief, Defendant State Bancorp., Inc. is also a corporation organized and existing under the laws of New York, has offices and a principal place of business in New York, and is the parent corporation of State Bank.

         5. Upon information and belief, Defendant Citimortgage, Inc. is a corporation organized and existing under the laws of the State of Delaware and is registered to do business and is doing business in the State of North Carolina.

         6. Upon information and belief, Defendant HSA Residential Mortgage Services of Texas, Inc., is a corporation organized and existing under the laws of the State of Delaware.

         7. Upon information and belief, Defendant Greenwich Capital Financial Products, Inc., is a corporation organized and existing under the laws of Delaware.

         8. Upon information and belief, Defendant Market Street Mortgage Corporation is a corporation organized and existing under the laws of the State of Michigan and is registered to do business and is doing business in the State of North Carolina.

                                BACKGROUND FACTS
                                ----------------

         9. Early in the year 2000, the Moritzes became interested in purchasing certain residential real property located at 9901 Chatham Oaks Trail, Charlotte, Mecklenburg County, North Carolina (the "Property"). They retained the legal services of the Law Firm to assist them with the purchase of the Property.

         10. The Moritzes applied for and were approved for two loans (the "Loans") from a New York corporation called Island Mortgage Network, Inc. ("Island Mortgage").

         11. On or about June 16, 2000, a real estate loan closing pertaining to the Mortizes' purchase of the Property occurred at the Law Offices of Baucom, Claytor, Benton, Morgan & Wood, P.A., 1351 East Morehead Street, Charlotte, North Carolina (the "Closing"). Earlier that day, the Law Firm received a closing package (the "Closing Package") from Island Mortgage containing two checks. One of the checks was in the amount of $193,788.68, and the other check was in the amount of $67,139.25 (the "First Checks"). Each check was made payable to the Law Firm, the payor on each check was listed as National Settlement Services Corp., and each check was drawn on an account that National had with State Bank of Long Island. True and accurate copies of the First Checks are attached hereto as Exhibits A and B. The First Checks were "net" checks, representing the amount of the Loans less certain fees.

         12. At the Closing, the sellers of the Property executed a Deed conveying the same to the Moritzes. Said Deed was recorded that day in Deed Book 11360, Page 473 of

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the Mecklenburg County Registry. A true and accurate copy of the Deed is attached hereto as Exhibit C.

         13. At the Closing, the Moritzes justifiably and reasonably relied on Island Mortgage's representation that it could and would in fact provide financing to them, signing one Promissory Note in the amount of $200,000.00 in favor of Island Mortgage (the "First Promissory Note"). A true and accurate copy of the First Promissory Note is attached hereto as Exhibit D. The First Promissory Note stated that it was secured by a Deed of Trust executed the same day (the "First Deed of Trust"). Under the terms of the First Deed of Trust, the Moritzes purportedly conveyed legal title to the Property to Kenneth R. Benton as trustee to be held for the benefit of Island Mortgage as beneficiary. The First Deed of Trust was recorded in Deed Book 11360, Page 476 of the Mecklenburg County Registry on June 16, 2000. A true and accurate copy of the First Deed of Trust is attached hereto as Exhibit E. Without the assurances of Island Mortgage that it would fund the First Checks, the Moritzes would not have signed the First Promissory Note or First Deed of Trust.

         14. At the Closing, the Moritzes also signed a second Promissory Note in the amount of $67,500.00 in favor of Island Mortgage (the "Second Promissory Note"), justifiably and reasonably relying on Island Mortgage's representation that it would provide them with financing for their purchase. A true and accurate copy of the Second Promissory Note is attached hereto as Exhibit F. The Second Promissory Note stated that it was secured by a Deed of Trust executed the same day (the "Second Deed of Trust"). Under the terms of the Second Deed of Trust, the Moritzes purportedly conveyed legal title to the Property to Kenneth
R. Benton as trustee to be held for the benefit of Island Mortgage as beneficiary. The Second Deed of Trust was recorded in Deed Book 11360, Page 485 of the Mecklenburg County Registry on June 16, 2000. A true and accurate copy of the Second Deed of Trust is attached hereto as Exhibit G. The First Promissory Note and Second Promissory Note are hereinafter sometimes collectively referred to as the "Promissory Notes," and the First Deed of Trust and Second Deed of Trust are hereinafter sometimes collectively referred to as the "Deeds of Trust." Without the assurances of Island Mortgage that it would fund the First Checks, the Moritzes would not have signed the Second Promissory Note or Second Deed of Trust.

         15. On or about June 16, 2000, Plaintiff John Moritz authorized a transfer of the servicing of the Promissory Notes to Citimortgage, Inc. A true and accurate copy of said authorization is attached hereto as Exhibit H.

         16. Several documents contained in the Closing Package constituted misrepresentations by Island Mortgage and National that Island Mortgage had the ability to provide financing for the purchase of the Property and would provide such if the Moritzes executed one promissory note and deed of trust for each of the First Checks. Among these documents were Closing Instructions and Information signed by an employee of Island Mortgage named Tina Taborsky. This document was received by the Law Firm on or about June 16, 2000. A true and accurate copy of the Closing Instructions and Information is attached hereto as
Exhibit I. Also enclosed were the Promissory Notes which were each stamped with a blank assignment clause by Rosalind

Posner as assistant secretary for Island Mortgage. They also were received by the Law Firm on or about June 16, 2000. Finally, the First Checks were enclosed in the Closing Package and received by the Law Firm on or about June 16, 2000.

         17. In reasonable and justifiable reliance on the representations of Island Mortgage and National that the First Checks, and in turn, the Loans, would be funded, the Moritzes signed the Deeds of Trust and Promissory Notes and the Law Firm recorded the Deed and Deeds of Trust and deposited the First Checks in the Law Firm's trust account. The Law Firm then disbursed funds from said account. Without the assurances of National Mortgage and Island Mortgage that the First Checks would be funded, the Law Firm would not have taken the aforementioned actions. Prior to recording the Deeds of Trust and Promissory Notes and disbursing trust account funds, the Law Firm obtained a required "funding number" from Island Mortgage and wrote said number on the face of the First Checks as instructed by Island Mortgage employee Lori McCarthy on or about June 16, 2000.

         18. Upon information and belief, Island Mortgage and National lacked the ability to fund the Loans and/or never intended to fund the Loans. In fact, they never funded the Loans. Furthermore, Island Mortgage and National knew the aforementioned representation that they had the ability to fund the Loans and would do so was false or made the representation recklessly without regard to its truth or falsity. Regardless, by falsely representing to the Law Firm and the Moritzes that the Loans would be funded, National and Island Mortgage were able to obtain the Promissory Notes and Deeds of Trust.

         19. The false representations regarding the ability and intention of Island Mortgage and National to fund the Loans were made during the course of the business of Island Mortgage and National and were made for the guidance of the Moritzes and the Law Firm. In obtaining and communicating information regarding its ability and intent to fund the Loans, Island Mortgage and National failed to exercise that care and competence which the Moritzes and the Law Firm were justified in expecting. The Moritzes and the Law Firm were harmed by this information in the transaction which said information was intended to influence.

         20. On or about June 22, 2000, Kenneth R. Benton, a Member of the Law Firm, ("Benton") received a package from National. Enclosed in said package were two checks in the amounts of $193,788.68 and $67,139.25, respectively, made payable to the Law Firm, drawn on National's account with State Bank of Long Island, and dated June 21, 2000 (the "Second Checks"). True and accurate copies of the Second Checks are attached hereto as Exhibits J and K, respectively. Also enclosed was a letter written by one Michael Scott of National Settlement Services Corp. and dated June 20, 2000. The letter stated in part,

         Please accept these checks . . . as a replacement for [the First Checks] . . . that was [sic] previously sent to you for a payoff, due to a clerical error in matching the funding numbers, there was a stop payment placed on the first check.

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A true and accurate copy of said letter is attached hereto as Exhibit L.
National subsequently issued stop-payment orders on the Second Checks. Thus, like the First Checks, the Second Checks were never funded, and the Loans were never funded.

         21. Upon information and belief, the New York Banking Commission suspended Island Mortgage's license on or about June 30, 2000. See Exhibit M, attached hereto.

         22. Plaintiff John Moritz subsequently received a letter dated July 11, 2000 from Island Mortgage informing him that the servicing of a loan that the Moritzes had with Island Mortgage had been transferred to HSA Residential Mortgage Services of Texas, Inc. ("HAS") and that he was to send loan payments to HSA. A true and accurate copy of said letter is attached hereto as Exhibit N. Upon information and belief, at the time HSA purportedly took possession of the First Promissory Note, Second Promissory Note, First Deed of Trust, and/or Second Deed of Trust (the "Closing Documents"), HSA knew or should have known that Island Mortgage had never given any consideration for these documents and/or Island Mortgage had obtained the same by defrauding the Moritzes. HSA did not take the same in good faith. Upon information and belief, HSA failed to conduct adequate due diligence. If HSA was to have funded one or both of the Loans prior to the Closing, HSA should have taken adequate steps to assure that its funds would in fact be used to fund one or both of the Loans and should have conducted adequate due diligence to determine whether Island Mortgage and its affiliated entities were engaged in legitimate business transactions. If HSA bought one or more of the Closing Documents after the Closing, upon information and belief, HSA failed to conduct due diligence such as verifying that said documents were in fact funded and that Island Mortgage and its affiliated entities were engaged in legitimate business transactions.

         23. Plaintiff John Moritz thereafter received a letter dated July 14, 2000 from Greenwich Capital Financial Products, Inc. ("Greenwich"), as a purportedly authorized agent for Island Mortgage, informing him that effective August 1, 2000, the servicing of a mortgage loan that the Moritzes had with Island Mortgage would be assigned, sold, or transferred from Island Mortgage to Market Street Mortgage Corporation ("Market"). John Moritz was instructed to make loan payments to Market. A true and accurate copy of said letter is attached hereto as Exhibit O. Upon information and belief, at the time Greenwich and/or Market purportedly took possession of the First Promissory Note, Second Promissory Note, First Deed of Trust, and/or Second Deed of Trust, Greenwich and/or Market knew or should have known that Island Mortgage never gave consideration for these documents and/or Island Mortgage obtained the same by defrauding the Moritzes. Greenwich and/or Market did not take the same in good faith. Upon information and belief, and based in part upon pleadings filed on behalf of Greenwich in a lawsuit filed in the State of New York, Greenwich acquired one or more of the Closing Documents after the Closing. Thus, upon information and belief, Greenwich and/or Market failed to conduct adequate due diligence to determine whether said documents were funded and whether Island Mortgage and its affiliated entities were engaged in legitimate business transactions.

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         24. On or about July 17, 2000, Benton wrote a letter to HSA Residential
Mortgage Services informing it that no consideration had been paid by Island Mortgage to the Moritzes for the Promissory Notes. A copy of said letter is attached hereto as Exhibit P. On or about the same day, Benton wrote a letter to Market Street Mortgage Corporation informing it that no consideration had been paid by Island Mortgage to the Moritzes for the Promissory Notes. A copy of said letter is attached hereto as Exhibit Q.

         25. The acts of Island Mortgage and National alleged herein amounted to unfair and deceptive acts or practices under Chapter 75 of the North Carolina General Statutes. The acts of Island Mortgage and National alleged herein were in or affected commerce. The acts of Island Mortgage and National alleged herein proximately caused actual injury to the Plaintiffs.

         26. Island Mortgage breached its contract to fund the Loans, defrauded Plaintiffs, negligently misrepresented information pertaining to the Closing, and committed unfair and deceptive trade practices. As a consequence of these actions, the Moritzes were damaged, signing the Promissory Notes and Deeds of Trust and paying certain loan origination fees to Island Mortgage but receiving no money from Island Mortgage therefor. The Law Firm was also damaged; it was compelled to expend its own funds to fund the Loans.

         27. Upon information and belief, Island Mortgage filed a petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code on or about July 19, 2000.

                             FIRST CLAIM FOR RELIEF
                             ----------------------
                              (Breach of Contract)

         28. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 27 of this Complaint.

         29. Island Mortgage contracted with the Moritzes to fund the Loans in exchange for the Promissory Notes and Deeds of Trust so that the Moritzes could purchase the Property. National agreed to pay the First Checks.

         30. Island Mortgage and National failed to fund the Loans even though the Moritzes signed the Promissory Notes and Deeds of Trust. Island Mortgage and National failed to deliver good funds to the Law Firm, even though the Law Firm complied with Island Mortgage's closing instructions.

         31. Island Mortgage and National have breached the aforementioned contract with the Plaintiffs, and the Plaintiffs are entitled to recover damages from Defendant National Settlement Services Corporation for breach of contract.

                             SECOND CLAIMFOR RELIEF
                             ----------------------
                                     (Fraud)

         32. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 31 of this Complaint.

         33. Defendant National falsely represented to Plaintiffs that said Defendant was able to fund the Loans and would fund the Loans in exchange for the Moritzes executing the Promissory Notes, the Deeds of Trust, and certain loan origination fees. This representation was material to the Moritzes' decision to sign the Promissory Notes and Deeds of Trusts. Without assurance of payment in return, the Moritzes would not have signed the aforementioned documents. This representation was material to the Law Firm's decision to deposit the First Checks into its trust account and make disbursements from said account based on provisional credit. Without the representation, the Law Firm would not have done so.

         34. The aforementioned representation was made by National in the form of the First Checks, which were signed by an agent of National and were received by the Law Firm on or about June 16, 2000.

         35. The aforementioned representation by National was false. Upon information and belief, National lacked the ability to fund the Loan and/or never intended to fund the Loan. In fact, National never funded the Loan.

         36. Upon information and belief, National knew the aforementioned representation was false or made the representation recklessly without regard to its truth or falsity.

         37. By making the aforementioned false representation, National intended to deceive the Moritzes into executing the Promissory Notes and Deeds of Trust in favor of Island Mortgage. National also intended to deceive the Law Firm into closing the loan transaction between Island Mortgage and the Moritzes and disbursing funds therefor.

         38. The aforementioned false representation was material to the Closing. Plaintiffs justifiably relied on the aforementioned false representation. The Moritzes signed the Promissory Notes and Deeds of Trust. The Law Firm closed the loan transactions between Island Mortgage and the Moritzes and disbursed funds therefor.

         39. As a consequence of the aforementioned false representation, the Moritzes were damaged, signing the Promissory Notes and Deeds of Trust and paying certain loan origination fees to Island Mortgage but receiving no money from Island Mortgage or National therefor. The Law Firm was also damaged as a consequence of the misrepresentation; it was compelled to expend its own funds to fund the Loans. As a result of the misrepresentation, National and Island Mortgage were able to obtain the Promissory Notes and Deeds of Trust without paying therefor.

         40. Accordingly, Plaintiffs are entitled to recover damages in an amount in excess of $10,000 from Defendant National Settlement Services Corporation for fraud.

                             THIRD CLAIM FOR RELIEF
                             ----------------------
                          (Negligent Misrepresentation)

         41. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 40 of this Complaint.

         42. Defendant National misrepresented to Plaintiffs that it had the ability to fund and would fund the Loan in exchange for the Moritzes executing the Promissory Notes and Deeds of Trust. Said misrepresentation was made at the time and place and in the manner and by the persons alleged hereinabove.

         43. Said misrepresentation was made in the course of National's business.

         44. Said misrepresentation was made for the guidance of the Moritzes and the Law Firm.

         45. The Moritzes justifiably relied upon said misrepresentation when they signed the Promissory Notes and Deeds of Trust and paid certain loan origination fees. The Law Firm justifiably relied on the misrepresentation when it deposited the First Checks into its trust account and disbursed funds related to the Closing.

         46. The Moritzes were harmed by said misrepresentation when they signed the Promissory Notes and Deeds of Trust without receiving payment therefor and paid Island Mortgage certain loan origination fees.

         47. The Law Firm was harmed by said misrepresentation when it deposited the First Checks into its trust account and disbursed payments therefrom and consequently had to expend its own funds to pay said disbursements.

         48. In obtaining and communicating the information that it could and would fund the First Checks, National failed to exercise that care and competence which the Moritzes and the Law Firm were justified in expecting.

         49. The Moritzes and the Law Firm were harmed by the information in the transaction which said information was intended to influence.

         50. Accordingly, Plaintiffs are entitled to recover damages in an amount in excess of $10,000 from Defendant National Settlement Services Corporation for negligent misrepresentation.

                             FOURTH CLAIM FOR RELIEF
                             -----------------------
                     (Unfair and Deceptive Trade Practices)

         51. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 50 of this Complaint.

         52. The acts of Defendant National complained of herein amount to unfair and deceptive acts or practices under Chapter 75 of the North Carolina General Statutes.

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         53. The acts of Defendant National complained of herein were in or affected commerce.

         54. The acts of Defendant National complained of herein proximately caused actual injury to the Plaintiffs.

         55. Defendant National willfully engaged in said unfair and deceptive acts or practices and unwarrantedly refused to resolve this matter.

         56. Accordingly, Plaintiffs are entitled to recover damages from Defendant National Settlement Services Corporation for its unfair and deceptive trade practices or acts, to have their damages trebled pursuant to N.C. Gen. Stat. ss. 75-16, and to recover their attorneys' fees from said Defendant, pursuant to N.C. Gen. Stat. ss. 75-16.1.

                             FIFTH CLAIM FOR RELIEF
                             ----------------------
                               (Punitive Damages)

         57. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 56 of this Complaint.

         58. As alleged hereinabove, Defendant National is liable to Plaintiffs for compensatory damages.

         59. As alleged hereinabove, Defendant National perpetrated a fraud on Plaintiffs and engaged in malicious, willful, and wanton conduct.

         60. Accordingly, Plaintiffs are entitled to recover punitive damages from Defendant National Settlement Services Corporation pursuant to N.C. Gen. Stat. ss.ss. 1D-l, et seq.

                             SIXTH CLAIM FOR RELIEF
                             ----------------------
                               (Injunctive Relief)

         61. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 60 of this Complaint.

         62. Upon information and belief, Defendants Citimortgage, HSA, Greenwich, or Market may currently possess either or both of the Promissory Notes and Deeds of Trust or the right to service the Promissory Notes. The Moritzes have been directed to make loan repayments pursuant to the terms of the Promissory Notes to HSA. Similarly, Greenwich has instructed the Moritzes to make such payments to Market. Should the Court not enjoin Citimortgage, HSA, Greenwich, and Market from taking any action to collect upon the Promissory Notes or foreclose pursuant to the Deeds of Trust, the Moritzes will either be forced to pay at least one of them, even though none of them or Island Mortgage ever funded the Loans, or risk losing their interest in the Property if Citimortgage, HSA, Greenwich, or Market attempts a collection or foreclosure based on the bogus Promissory Notes and Deeds of Trust. The next payment purportedly owed under the Promissory Notes is due August 1, 2000. Thus, the Moritzes will be immediately and irreparably harmed and will suffer injury, loss, and/or damage.

         63. If Citimortgage, HSA, Greenwich, or Market takes some action to collect upon the Promissory Notes or foreclose on the Property pursuant to the Deeds of Trust, the Law Firm will lose part or all of the interest in the Property which equity and good conscience demand that it have. Thus, the Law Firm will be immediately and irreparably harmed and will suffer injury, loss, and/or damage.

         64. Plaintiffs are without adequate remedy at law.

         65. Accordingly, the Moritzes are entitled to an Order for temporary, preliminary, and permanent injunctive relief pursuant to Rule 65 of the North Carolina Rules of Civil Procedure (1) enjoining Citimortgage, HSA, Greenwich, Market, and any and all other purported or actual assignees of island Mortgage from any and all actions to collect from John Moritz and/or Theresa Moritz any amounts purportedly owed to Island Mortgage, Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage under the terms of any document related to the Property, including, but not limited to, the Promissory Notes, (2) enjoining Citimortgage, HSA, Greenwich, Market, and any and all other purported or actual assignees from any and all actions to collect or foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deeds of Trust, purportedly secured by any interest in the Property, and (3) enjoining Citimortgage, HSA, Greenwich, Market, and any and all purported or actual assignees of Island Mortgage from taking any actions which relate in any way to the Property or instruments related thereto and which could or will adversely affect any credit rating of the Moritzes and enjoining said Defendants from offering to anyone any evaluation of or information regarding the Moritzes' credit, credit rating, credit history, and/or payments made or not made pursuant to the Promissory Notes.

         66. Accordingly, the Law Firm is entitled to an Order for temporary, preliminary, and permanent injunctive relief pursuant to Rule 65 of the North Carolina Rules of Civil Procedure: (1) requiring Citimortgage, HSA, Greenwich, and/or Market to assign, transfer, or otherwise convey the Promissory Notes, the Deeds of Trust, and any and all interests that one or all of them may purportedly hold in the Property or hold in said instruments to the Law Firm immediately, (2) enjoining Citimortgage, HSA, Greenwich, Market, and any and all other purported or actual assignees of Island Mortgage from any and all actions to collect from John Moritz and/or Theresa Moritz any amounts purportedly owed to Island Mortgage, Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage under the terms of any document related to the Property, including, but not limited to, the Promissory Notes, and (3) enjoining Citimortgage, HSA, Greenwich, Market, and any and all purported or actual assignees of Island Mortgage from any and all actions to collect or foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deeds of Trust, purportedly secured by any interest in the Property.

         67. Plaintiffs are entitled to have said Orders made permanent upon a final hearing of this cause.

                            SEVENTH CLAIM FOR RELIEF
                            ------------------------
                             (Equitable Subrogation)

         68. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 67 of this Complaint.

         69. The Law Firm furnished consideration for the encumbrance that Island Mortgage would have obtained on the Property if Island Mortgage had funded the Loans, which it did not, by virtue of the Moritzes signing the Promissory Notes and Deeds of Trust.

         70. The Law Firm paid said consideration at the instance of the Moritzes.

         71. The Law Firm paid said consideration under circumstances from which an understanding must be implied that the payment of said consideration is to be secured by a first lien on the Property.

         72. Upon information and belief, at the time that they purportedly took possession of the First Promissory Note, Second Promissory Note, First Deed of Trust and/or Second Deed of Trust, Defendants Citimortgage, HSA, Greenwich, and Market knew or should have known that Island Mortgage gave no consideration to the Moritzes for the Promissory Notes or Deeds of Trust and/or Island Mortgage had obtained the same by defrauding the Moritzes. Said Defendants did not take the same in good faith and should not have given any consideration in exchange for any assignment of any interest in the Property to Island Mortgage. None of said Defendants have paid any consideration to the Moritzes. Moreover, Defendant Greenwich has stated that it is an authorized agent of Island Mortgage. It would be unjust to permit Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage to retain color of title to the Property and/or to allow any or all of them to collect loan payments from the Moritzes.

         73. The Law Firm has no adequate remedy at law.

         74. Accordingly, the Law Firm is entitled to be subrogated to the position that Island Mortgage would have occupied with respect to the Property before its interest in said Property was assigned and if it had paid consideration in exchange for said interest. The Law Firm is entitled to a lien with first priority on the Property.

                             EIGHTH CLAIM FOR RELIEF
                             -----------------------
                         (Equitable Lien or Encumbrance)

         75. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 74 of this Complaint.

         76. The Law Firm furnished consideration for the encumbrance that Island Mortgage would have obtained on the Property if Island Mortgage had funded the Loan, which it did not, by virtue of the Moritzes signing the Promissory Notes and Deeds of Trust.

         77. The Law Firm paid said consideration under circumstances from which an understanding must be implied that the payment of said consideration is to be secured by a first lien on the Property.

         78. The Law Firm has no adequate remedy at law.

         79. Upon information and belief, at the time that they purportedly took possession of the First Promissory Note, Second Promissory Note, First Deed of Trust and/or Second Deed of Trust, Defendants Citimortgage, HSA, Greenwich, and Market knew or should have known that Island Mortgage gave no consideration to the Moritzes for the Promissory Notes or Deeds of Trust and/or Island Mortgage had obtained the same by defrauding the Moritzes. Said Defendants did not take the same in good faith and should not have given any consideration in exchange for any assignment of any interest in the Property to Island Mortgage. Moreover, Defendant Greenwich has stated that it is an authorized agent of Island Mortgage. None of said Defendants have paid any consideration to the Moritzes. It would be unjust to permit Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage to retain color of title to the Property and/or to allow any or all of them to collect loan payments from the Moritzes.

         80. Accordingly, out of general equitable considerations of right and justice, as applied to the relations of the parties and the circumstances of their dealings, the Law Firm is entitled to an equitable lien on the legal title to the Property. Said lien should have first priority on the Property.

                             NINTH CLAIM FOR RELIEF
                             ----------------------
                              (Constructive Trust)

         81. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 80 of this Complaint.

         82. Island Mortgage and National obtained the Promissory Notes and Deeds of Trust from the Moritzes by fraud. Island Mortgage thereby purportedly obtained color of title to the Property.

         83. The Law Firm, rather than Island Mortgage, funded the Loans that permitted the Moritzes to purchase the Property. Accordingly, the Law Firm is entitled to hold legal title to the Property while the Moritzes repay the Law Firm, rather than pay Island Mortgage or any of its purported or actual assignees.

         84. Upon information and belief, at the time that they purportedly took possession of the First Promissory Note, Second Promissory Note, First Deed of Trust and/or Second Deed of Trust, Defendants Citimortgage, HSA, Greenwich, and Market knew or should have known that Island Mortgage gave no consideration to the Moritzes for the Promissory Notes or Deeds of Trust and/or Island Mortgage obtained the same by defrauding the Moritzes. Said Defendants did not take the same in good faith and should not have given any consideration in exchange for any assignment of any interest in the Property to Island Mortgage. Moreover, Defendant Greenwich has stated that it is an authorized agent of Island Mortgage. None of said Defendants have paid any consideration to the Moritzes. It would be unjust to permit Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage to retain color of title to the Property and/or to allow any or all of them to collect loan payments from the Moritzes.

         85. It is contrary to the principles of equity and good conscience to permit Defendants Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage to retain color of title to the Property and to collect sums due under the Promissory Notes or to foreclose on the Property pursuant to the Deeds of Trust. If any or all of said Defendants is permitted to retain color of title to the Property, said Defendants will be unjustly enriched.

         86. The Law Firm has no adequate remedy at law.

         87. Accordingly, the Law Firm is entitled to an Order from this Court that Defendants Citimortgage, HSA, Greenwich, Market and/or any other purported or actual assignee of Island Mortgage hold color of title to the Property in a constructive trust for the Law Firm's benefit and that said Defendants are to convey said title to the Law Firm.

                             TENTH CLAIM FOR RELIEF
                             ----------------------
                                (Resulting Trust)

         88. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 87 of this Complaint.

         89. The Law Firm furnished the consideration for Island Mortgage to obtain color of title to the Property. Island Mortgage furnished no consideration in exchange for the Property.

         90. The Law Firm furnished the consideration during the same transaction in which the Property was purchased. There would have been no funds for the checks disbursed by the Law Firm from its trust account for the Loans and Closing-related costs had the Law Firm not funded said checks with its own money.

         91. Upon information and belief, at the time that they purportedly took possession of the First Promissory Note, Second Promissory Note, First Deed of Trust and/or Second Deed of Trust, Defendants Citimortgage, HSA, Greenwich, and Market knew or should have known that Island Mortgage gave no consideration to the Moritzes for the Promissory Notes or Deeds of Trust and/or Island Mortgage had obtained the same by defrauding the Moritzes. Said Defendants did not take the same in good faith and should not have given any consideration in exchange for any assignment of any interest in the Property to Island Mortgage. Moreover, Defendant Greenwich has stated that it is an authorized agent of Island Mortgage. None of said Defendants have paid any consideration to the Moritzes. It would be unjust to permit Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage to retain color of title to the Property and/or to allow any or all of them to collect loan payments from the Moritzes. Accordingly, the continued retention of the Promissory Notes and/or Deeds of Trust by any of said Defendants is inequitable.

         92. The Law Firm has no adequate remedy at law.

         93. Accordingly, a resulting trust on legal title to the Property has arisen. The Law Firm is entitled to an Order from this Court that Citimortgage, HSA, Greenwich, Market, and any other purported or actual assignee of Island Mortgage hold legal title to the Property in a resulting trust for the Law Firm's benefit and then convey legal title to the Property to the Law Firm.

                            ELEVENTH CLAIM FOR RELIEF
                            -------------------------
                   (Cancellation or Rescission of Instruments)

         94. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 93 of this Complaint.

         95. In the alternative, in the event that this Court does not declare that the Law Firm is subrogated to the position of Island Mortgage and its assignees or that the Law Firm possesses an equitable lien or encumbrance on the Property, and the Court does not order that Citimortgage, HSA, Greenwich, Market, and/or any other purported or actual assignee of Island Mortgage hold the legal title to the Property in constructive trust or resulting trust, Plaintiffs request that the Court declare the Promissory Notes and Deeds of Trust void.

         96. The Moritzes were tricked and deceived into signing the Promissory Note and Deeds of Trust by the fraudulent acts of Island Mortgage and National as alleged hereinabove. Plaintiffs have no adequate remedy at law.

         97. Accordingly, the Moritzes are entitled to have the Promissory Notes and Deeds of Trust cancelled, rescinded, and/or declared void and the Law Firm is entitled to an Order from the Court that the Moritzes execute new Promissory Notes payable to the Law Firm and new Deeds of Trust in favor of the Law Firm.

                            TWELFTH CLAIM FOR RELIEF
                            ------------------------
                         (Third-Party Beneficiary Claim)

         98. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 97 of this Complaint.

         99. State Bank contracted with National, and, pursuant to said contract, State Bank promised to maintain a legitimate checking account for the benefit of National and the payees of checks written by National and drawn from said account.

         100. The First Checks and Second Checks were made payable to the Law Firm. Consequently, the Law Firm, as a payee from the aforementioned account, was an intended beneficiary of State Bank's promise to pay checks on National's accounts.

         101. The payment of the First Checks and Second Checks were intended to satisfy an obligation of National to pay money to the Law Firm as closing attorney for the Moritzes.

         102. State Bank knew that third-party payees, including Plaintiffs, relied on the bank holding itself out as a legitimate bank having legitimate customers. State Bank knew or should have known that National was not using its checking account in a legitimate manner. In fact, upon information and belief, National had a pattern and practice of ordering stop-payments in a manner which should have alerted the bank to close the account. State Bank failed and refused to close the account, instead misrepresenting to Plaintiffs and other payees that the account was legitimate when, in fact, it was not.

         103. Accordingly, as an intended third-party beneficiary of the contract between State Bank and National, the Law Firm is entitled to recover damages from State Bank and State Bancorp, Inc. in an amount in excess of $10,000 as a result of the breach of said contract.

                           THIRTEENTH CLAIM FOR RELIEF
                           ---------------------------
           (Negligent Misrepresentation by State Bank of Long Island)

         104. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 103 of this Complaint.

         105. Upon information and belief, State Bank knew or should have known that during the month of June, 2000, and perhaps earlier, National engaged in a pattern and practice of ordering stop-payments on otherwise legitimate checks drawn from a checking account that National had with State Bank. Included among said checks were the First Checks and Second Checks.

         106. State Bank continued to permit National to write checks from said checking account and took no action to stop National's use of the account to defraud others. In so doing, State Bank negligently misrepresented to Plaintiffs that National had a legitimate account.

         107. Said misrepresentation was made in the course of State Bank's business.

         108. Said misrepresentation was made for the guidance of the Law Firm and Moritzes. State Bank knew or should have known that the Law Firm and Moritzes would rely on the same.

         109. The Moritzes justifiably relied upon said misrepresentation when they signed the Promissory Notes and Deeds of Trust and paid certain loan origination fees. The Law Firm justifiably relied on the misrepresentation when it deposited the First Checks into its trust account and disbursed funds related to the Closing.

         110. The Moritzes were harmed by said misrepresentation when they signed the Promissory Notes and Deeds of Trust without receiving payment therefor and paid Island Mortgage certain loan origination fees.

         111. The Law Firm was harmed by said misrepresentation when it deposited the First Checks into its trust account and disbursed payments therefrom and consequently had to expend its own funds to pay said disbursements.

         112. In obtaining and communicating the aforementioned information, State Bank failed to exercise that care and competence which Plaintiffs were justified in expecting.

         113. Plaintiffs were harmed by the aforementioned misrepresented information in the transaction which said information was intended to influence.

         114. Accordingly, Plaintiffs are entitled to recover damages from State Bank and State Bancorp., Inc. in an amount in excess of $10,000 for State Bank's negligent misrepresentation.

                                PRAYER FOR RELIEF
                                -----------------

         WHEREFORE, Plaintiffs pray that the Court:

         1. Pursuant to Rule 65 of the North Carolina Rules of Civil Procedure, immediately grant a Restraining Order without notice or hearing, upon Plaintiffs posting a sufficient bond therefor, (1) enjoining Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage from any and all actions to collect from John Moritz and/or Theresa Moritz any amounts purportedly owed to Island Mortgage, Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage under the terms of any document related to the Property, including, but not limited to, the Promissory Notes, (2) enjoining Citimortgage, HSA, Greenwich, Market, and any and all other purported or actual assignees of Island Mortgage from any and all actions to collect or foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deeds of Trust, purportedly secured by any interest in the Property, and (3) enjoining Citimortgage, HSA, Greenwich, Market, and any and all purported or actual assignees of Island Mortgage from taking any actions which relate in any way to the Property or instruments related thereto and which could or will adversely affect any credit rating of the Moritzes and enjoining said Defendants from offering to anyone any evaluation of or information regarding the Moritzes' credit, credit rating, credit history and/or payments made or not made pursuant to the Promissory Notes;

         2. Pursuant to Rule 65 of the North Carolina Rules of Civil Procedure, immediately grant a Restraining Order without notice or hearing, upon Plaintiffs posting a sufficient bond therefor, requiring Citimortgage, HSA, Greenwich, and/or Market to assign, transfer, or otherwise convey the Promissory Notes, the Deeds of Trust, and any and all interests that one or all of them may purportedly hold in the Property to the Law Firm immediately and further enjoining Citimortgage, HSA, Greenwich, Market, and any and all other purported or actual assignees of Island Mortgage from any and all actions to collect from John Moritz and/or Theresa Moritz any amounts purportedly owed to Island Mortgage, Citimortgage, HSA, Greenwich, Market, or any other purported or actual assignee of Island Mortgage under the terms of any document related to the Property, including, but not limited to, the Promissory Notes, and also enjoining Citimortgage, HSA, Greenwich, Market, and any and all purported or actual assignees of Island Mortgage from any and all actions to collect or foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deeds of Trust, purportedly secured by any interest in the Property;

         3. Convert said Restraining Order into a preliminary injunction and make said Restraining Order permanent upon a final hearing of this cause;

         4. Order that Defendants Citimortgage, HSA, Greenwich, Market and/or any other purported or actual assignees of Island Mortgage hold whatever interest they may have in the Property in constructive trust or resulting trust for the benefit of the Law Firm and that said Defendants convey the Promissory Notes and Deeds of Trust to the Law Firm immediately;

         5. Declare that the Law Firm is equitably subrogated to the position that Island Mortgage would have occupied if it had funded the Loans and that the Law Firm is the lender and first-priority lienholder under the same terms and conditions as are provided in the Promissory Notes and Deeds of Trust;

         6. Declare that the Law Firm possesses an equitable lien on the Property entitling it to first priority as a lienholder;

         7. In the alternative, void, cancel, and rescind the Deeds of Trust and Promissory Notes and order the Moritzes to execute new Promissory Notes payable to the Law Firm and new Deeds of Trust in favor of the Law Firm granting the Law Firm first priority liens on the Property;

         8. Order that Plaintiffs have and recover damages from Defendant National Settlement Services Corporation for breach of contract in an amount in excess of $10,000;

         9. Order that Plaintiffs have and recover damages from Defendant National Settlement Services Corporation for fraud in an amount in excess of $10,000;

         10. Order that Plaintiffs have and recover damages from Defendant National Settlement Services Corporation for negligent misrepresentation in an amount in excess of $10,000;

         11. Order that Plaintiffs have and recover damages from Defendant National Settlement Services Corporation for unfair and deceptive trade practices in an amount in excess of $10,000 and that Plaintiffs' damages be trebled pursuant to North Carolina General Statute ss. 75-16;

         12. Order that Plaintiffs have and recover their attorneys' fees from Defendant National Settlement Services Corporation pursuant to North Carolina General Statute ss. 75-16.1;

         13. Order that Plaintiffs have and recover punitive damages from Defendant National Settlement Services Corporation pursuant to North Carolina General Statutes lD-1, et. seq.;

         14. Order that Plaintiffs have and recover damages from the State Bank of Long Island and State Bancorp, Inc., for breach of duties owed to third-party contract beneficiaries in an amount in excess of $10,000;

         15. Order that Plaintiffs have and recover damages from the State Bank of Long Island and State Bancorp, Inc., for negligent misrepresentation in an amount in excess of $10,000;

         16. Order that all issues triable by jury be so tried;

         17. Order that Plaintiffs have and recover the costs of this action;
and

         18. Award such other and further relief as the Court deems proper.


         This the 11th of August, 2000.



                                             /s/ Margaret S. Burnham / TGU
                                             -----------------------------------
                                             Margaret Shea Burnham



                                             /s/ Thomas G. Hooper
                                             -----------------------------------
                                             Thomas G. Hooper
                                             Attorneys for Plaintiffs


OF COUNSEL:

ADAMS KLEEMEIER HAGAN HANNAH & FOUTS, PLLC
701 Green Valley Road, Suite 100
Post Office Box 3463
Greensboro, NC 27402
(336) 373-1600

                             CERTIFICATE OF SERVICE
                             ----------------------

         The undersigned hereby certifies that a copy of the foregoing AMENDED COMPLAINT was duly served upon all parties in accordance with the provisions of Rule 5 of the North Carolina Rules of Civil Procedure by depositing it in the United States Mail, first-class postage prepaid, addressed as follows:

National Settlement Services Corporation
c/o The Corporation Trust Co.
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

National Settlement Services, Inc.
c/o JC Babylon Land Abstract Corp.
63 West Main Street
Babylon, NY 11702

State Bank of Long Island
 Attn:  Secretary
699 Hillside Avenue
New Hyde Park, NY 11040

State Bank of Long Island
Attn:  Corporate Officer
27 Smith Street
Farmingdale, NY 11735-1022

State Bancorp, Inc.
Attn:  Secretary
699 Hillside Avenue
New Hyde Park, NY 11040

T. Thomas Cottingham, III, Esq.
Wood W. Lay, Esq.
Hunton & Williams
Bank of America Plaza, Suite 3500
101 South Tryon Street
Charlotte, NC 28280

Christopher McDermott, Esq.
Cadwalader, Wickersham & Taft
227 West Trade Street, Suite 2400
Charlotte, NC 28202

Scott E. Eckas, Esq.
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, NY 10038

Market Street Mortgage Corporation
c/o CT Corporation
225 Hillsborough Street
Raleigh, NC 27603


          This the 11th of August, 2000.



                                                /s/ Thomas G. Hooper
                                                --------------------------------
                                                Thomas G. Hooper


OF COUNSEL:

ADAMS KLEEMEIER HAGAN HANNAH & FOUTS
A Professional Limited Liability Company
Lake Point
701 Green Valley Road, Suite 100
Post Office Box 3463
Greensboro, North Carolina 27402
(336) 373-1600